EXHIBIT 21

SUBSIDIARIES OF SALEM MEDIA GROUP, INC.

Name	State of Formation
Air Hot, Inc.	Delaware
Bison Media, Inc.	Colorado
Salem Communications Holding Corporation	Ohio
Eagle Products, LLC	Delaware
Inspiration Media, Inc.	Washington
Inspiration Media of Texas, LLC	Texas
New Inspiration Broadcasting Company, Inc.	California
NI Acquisition Corporation	California
Reach Satellite Network, Inc.	Tennessee
Salem Consumer Products, Inc.	Delaware
Salem Media of Colorado, Inc.	Colorado
Salem Media of Hawaii, Inc.	Delaware
Salem Media of Illinois, LLC	Delaware
Salem Media of Massachusetts, LLC	Delaware
Salem Media of New York, LLC	Delaware
Salem Media of Ohio, Inc.	Ohio
Salem Media of Oregon, Inc.	Oregon
Salem Media of Texas, Inc.	Texas
Salem Media Representatives, Inc.	Texas
Salem Radio Network Incorporated	Delaware
Salem Radio Operations, LLC	Delaware
Salem Radio Properties, Inc.	Delaware
Salem Satellite Media, LLC	Delaware
Salem Web Network, LLC	Delaware
SCA License Corporation	Delaware
SCA-Palo Alto, LLC	Delaware
SRN News Network, Inc.	Texas
SRN Store, Inc.	Texas